Deloitte & Touche

50 Fremont Street                     Telephone:(415)247-4000
San Francisco, Califonria 94105-2230  Facsimile:(415)247-4329


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 2-72586, Registration Statement No. 2-60029, Registration Statement No. 33-39089, Registration Statement No. 33-40505, Registration Statement No. 33-54686, Registration Statement No. 33-54688, Registration Statement No. 33-54690 and Registration Statement No. 33-56021 of The Gap, Inc. on Form S-8 of our report dated March 2, 1995 incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the fiscal year ended January 28, 1995.

/S/Deloitte & Touche

April 21, 1995